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                                                                     EXHIBIT 6.5

                             1999 STOCK OPTION PLAN
                                       OF
                                OURPET'S COMPANY

     1.   Purpose of the Plan.  This 1999 Stock Option Plan of OurPet's Company
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adopted on this 4th day of December, 1999 is intended to encourage officers and other key employees of the Company and its Subsidiaries to acquire or increase their ownership of common stock of the Company on reasonable terms. The opportunity so provided is intended to foster in participants a strong incentive to put forth maximum efforts for the continued success and growth of the Company and its Subsidiaries, to aid in retaining individuals who put forth such efforts, and to assist in attracting the best available individuals to the Company and its Subsidiaries in the future.

     2.   Definitions.  When used herein, the following terms shall have the
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meaning set forth below:
     2.1  "Board" means the Board of Directors of OurPet's Company.

     2.2 "Code" means the Internal Revenue Code of 1986, as in effect at the time of reference, or any successor revenue code which may hereafter be adopted in lieu thereof, and reference to any specific provisions of the Code shall refer to the corresponding provisions of the Code as it may hereafter be amended or replaced.

     2.3 "Committee" means the Stock Option Committee of the Board or any other committee appointed by the Board which is invested by the Board with responsibility for the administration of the Plan.

     2.4  "Company" means OurPet's Company.

     2.5 "Employees" means officers (including officers who are members of the Board), and other key employees of the Company or any of its Subsidiaries.
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     2.6  "Exchange Act" means the Securities Exchange Act of 1934, as in effect at the time of reference, or any successor law which may hereafter be adopted in lieu thereof, and any reference to any specific provisions of the Exchange Act shall refer to the corresponding provisions of the Exchange Act as it may hereafter be amended or replaced.

     2.7 "Fair Market Value" means with respect to the Shares, the fair market value determined in good faith by the Board, or the Committee if one has been appointed, in its discretion, which determination may, but need not, be based on
(i) the advice of an independent financial advisor (which may be the Company's regular outside auditors) or (ii) the last known price per Share paid by a purchaser in an arm's length transaction; provided, however, that if there shall be a public market for the Shares, Fair Market Value shall mean (i) the closing price of the Shares on the principal stock exchange on which Shares are then traded or admitted to trading, on the last business day prior to the date on which the value is to be determined, (ii) if no sale takes place on such day on any such exchange, the average of the last reported closing bid and asked prices on such day as officially quoted on any such exchange, or (iii) if the Shares are not then listed or admitted to trading on any such exchange, the average of the last reported closing bid and asked prices on such day on the over-the-counter market. For purposes of (i) above, the National Association of Securities Dealers National Market System shall be deemed a principal stock exchange. If there shall be a public market for the Shares, and the foregoing references are unavailable or inapplicable, then the Fair Market Value shall be determined on the basis of the appropriate substitute public market price indicator as determined by the Committee, in its sole discretion.

     2.8 "Incentive Stock Option" means an Option meeting the requirements and containing the limitations and restriction set forth in Section 422 of the Code.
     2.9 "Non-Qualified Stock Option" means an Option other than an Incentive Stock Option.

     2.10 "Option" means the right to purchase the number of Shares specified by the Board, or the

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Committee if one has been appointed, at a price and for a term fixed by the
Board, or the Committee if one has been appointed, in accordance with the Plan, and subject to such other limitations and restrictions as the Plan or the Board or the Committee, as the case may be, may impose.

     2.11 "Option Agreement" means a written agreement in such form as may be, from time to time, hereafter approved by the Board, or the Committee if one has been appointed, which shall be duly executed by the Company and the Employee and which shall set forth the terms and conditions of an Option under the Plan.

     2.12 "Parent" means any corporation, other than the employer corporation, in an unbroken chain of corporations ending with the employer corporation if, at the time of the granting of the Option, each of the corporations other than the employer corporation owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

     2.13 "Plan" means the Company's 1999 Stock Option Plan.

     2.14 "Regulation T" means Part 220, chapter II, title 12 of the Code of Federal Regulations, issued by the Board of Governors of the Federal Reserve System pursuant to the Exchange Act, as amended from time to time, or any successor regulation which may hereafter be adopted in lieu thereof.

     2.15 "Rule 16b-3" means Rule 16b-3 of the General Rules and Regulation of the Exchange Act, as in effect at the time of reference, or any successor rules or regulations which may hereafter be adopted in lieu thereof, and any reference to any specific provisions of Rule 16b-3 shall refer to the corresponding provisions of Rule 16b-3 as it may hereafter be amended or replaced.

     2.16 "Shares" means shares of the Company's common stock, no par value, or, if by reason of the adjustment provisions contained herein, any rights under an Option under the Plan pertain to any other security, such other security.

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     2.17 "Subsidiary" or "Subsidiaries" means any corporation or corporations other than the employer corporation in an unbroken chain of corporations beginning with the employer corporation if each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

     2.18 "Successor" means the legal representative of the estate of a deceased Employee or the person or persons who shall acquire the right to exercise or receive an Award by bequest or inheritance or by reason of the death of the Employee.

     2.19 "Term" means the period during which a particular Option may be exercised.

     3.   Stock Subject to the Plan.  There will be reserved for use, upon the
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exercise of Options to be granted from time to time under the Plan, an aggregate of 850,000 Shares, which Shares may be, in whole or in part, as the Board shall from time to time determine, authorized but unissued Shares, or issued Shares which shall have been reacquired by the Company. Any Shares subject to issuance upon exercise of Options but which are not issued because of a surrender, lapse, expiration or termination of any such Option prior to issuance of the Shares shall once again be available for issuance in satisfaction of Options.

     4.   Administration of the Plan.  The Board shall be invested with the
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responsibility   for the administration of the Plan; provided, however, that the
Board may appoint a Committee which shall be invested with the responsibility for the administration of the Plan; provided, further, however, that at such time, if ever, that the Company becomes subject to the Exchange Act, the Board shall appoint a Committee, which shall consist of not less than two (2) outside directors as defined in Treasury Regulation 1.162-27, which shall be invested with the responsibility for the administration of the Plan. Subject to the provisions of the Plan, the Board, or the Committee if one has been appointed, shall have

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full authority, in its discretion, to determine the Employees to whom Options shall be granted, the number of Shares to be covered by each of the Options, and the terms of any such Option; to amend or cancel Options (subject to Section 17 of the Plan), to accelerate the vesting of Options; to require the cancellation or surrender of any previously granted options or other awards under this Plan or any other plans of the Company as a condition to the granting of an Option; to interpret the Plan; to prescribe, amend and rescind rules and regulations relating to the Plan; and generally to interpret and determine any and all matters whatsoever relating to the administration of the Plan and the granting of Options hereunder. All decisions or interpretations made by the Board, or the Committee if one has been appointed, with regard to any questions arising under the Plan or any Option granted pursuant to the Plan shall be binding and conclusive on the Company and the recipients of Options. The Board may from time to time appoint members to the Committee in substitution for or in addition to members previously appointed and may fill vacancies, however caused, in the Committee. The Committee, if one has been appointed, shall select one of its members as its Chairman and shall hold its meetings at such times and places as it shall deem advisable. A majority of its members shall constitute a quorum. Any action of the Committee may be taken by a written instrument signed by all of the members, and any action so taken shall be fully as effective as if it had been taken by a vote of a majority of the members at a meeting duly called and held. The Committee shall make such rules and regulations for the conduct of its business as it shall deem advisable and shall appoint a Secretary who shall keep minutes of its meetings and records of all action taken in writing without a meeting. No member of the Committee shall be liable, in the absence of bad faith, for any act or omission with respect to his service on the Committee.

     5.   Employees to Whom Options May be Granted.  Options may be granted in
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each calendar year or portion thereof while the Plan is in effect to such of the
Employees as the Board, or the Committee if one has been appointed, in its discretion, shall determine. In determining the Employees

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to whom Options shall be granted and the number of Shares to be subject to purchase under such Options, the Board, or the Committee if one has been appointed, shall take into account the duties of the respective Employees, their present and potential contributions to the success of the Company and its Subsidiaries, and such other factors as the Board or the Committee, as the case may be, shall deem relevant in connection with accomplishing the purposes of the Plan. If the Company becomes subject to the Exchange Act, the maximum number of Options available to each employee may be limited as necessary to ensure the Company's compliance with applicable federal securities and tax laws. No Option shall be granted to any member of the Board who is not also an officer or key employee of the Company or any Subsidiary.

     6.   Options.
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     6.1  Types of Options.  Options granted under the Plan may be (i) Incentive
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Stock Options, (ii) Non-Qualified Stock Options, or (iii) a combination of the foregoing. The Option Agreement shall designate whether an Option is an Incentive Stock Option or a Non-Qualified Stock Option and separate Option Agreements shall be issued for each type of Option when a combination of an Incentive Stock Option and a Non-Qualified Stock Option are granted on the same date to the same Employee. Any Option which is designated as a Non-Qualified Stock Option shall not be treated by the Company or the Employee to whom the Option is granted as an Incentive Stock Option for federal income tax purposes.

     6.2  Option Price.  Unless otherwise determined by the Board, or the
          ------------
Committee if one has been appointed, in its sole discretion, the option price per share of any Non-Qualified Stock Option granted under the Plan shall not be less than the Fair Market Value of the Shares covered by the Option on the date the Option is granted. The option price per share of any Incentive Stock Option granted under the Plan shall not be less than the Fair Market of the Shares covered by the Option on the date the Option is granted.

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     Notwithstanding anything herein to the contrary, in the event an Incentive
Stock Option is granted to an Employee who, at the time such Incentive Stock Option is granted, owns as defined in Section 424 of the Code, stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of:

          (1)  the Company; or

          (2)  if applicable, a Subsidiary; or

          (3)  if applicable, a Parent,

then the option price per share of any Incentive Stock Option granted to such Employee shall not be less than one hundred ten percent (110%) of the Fair Market Value of the Shares covered by the Option on the date the Option is granted.

     6.3  Terms of Options.  Options granted hereunder shall be exercisable for
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a Term of not more than five (5) years from the date of grant thereof, but shall be subject to earlier termination as hereinafter provided.  Each Option
Agreement issued hereunder shall specify the term of the Option, which term shall be determined by the Board, or the Committee if one has been appointed, in accordance with its discretionary authority hereunder.

     Notwithstanding anything herein to the contrary, in the event an Incentive Stock Option is granted to an Employee who, at the time such Incentive Stock Option is granted, owns, as defined in Section 424 of the Code, stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of:

          (1)  the Company; or

          (2)  if applicable, a Subsidiary; or

          (3)  if applicable, a Parent,

     then such Incentive Stock Option shall not be exercisable more than five
(5) years from the date

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of grant thereof, and shall be approved by the Board, or by the Committee if one has been appointed.

     7.   Limit on Fair Market Value of Incentive Stock Options.  No Employee
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may be granted an Incentive Stock Option hereunder to the extent that the aggregate fair market value (such fair market value being determined as of the date of grant of the option in question) of the stock with respect to which incentive stock options are first exercisable by any Employee during any calendar year (under all such plans of the Employee's employer corporation, its Parent, if any, and its Subsidiaries, if any) exceeds One Hundred Thousand Dollars ($100,000). For purposes of the preceding sentence, options shall be taken into account in the order in which they were granted. Any Option granted under the Plan which is intended to be an Incentive Stock Option, but which exceeds the limitation set forth in this Section 7, shall be a Non-Qualified Stock Option.

     8.   Date of Grant.  The date of grant of an Option granted hereunder shall
          -------------
be the date on which the Board, or the Committee if one is appointed, acts in granting the Option.

     9.   Exercise of Rights Under Options.
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     9.1  Notice of Exercise.  An Employee entitled to exercise an Option may do
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so by delivery of a written notice to that effect specifying the number of
Shares with respect to which the Option is being exercised and any other information the Board, or the Committee if one has been appointed, may prescribe. The notice shall be accompanied by payment in full of the purchase price of any Shares to be purchased, which payment may be made in cash or, with the Board's or the Committee's approval, as the case may be, in Shares valued at Fair Market Value at the time of exercise or a combination thereof. No Shares shall be issued upon exercise of an Option until full payment has been made therefor. All notices or requests provided for herein shall be delivered to the President of the Company, or such other person as the Board or the Committee, as the case may be, shall designate.

  9.2     Cashless Exercise Procedures.  At such time if ever, that Shares are
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traded on the over-the-

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counter market or on any other established securities market, the Company, in its sole discretion, may establish procedures whereby an Employee, subject to the requirements of Rule 16b-3, Regulations T, federal income tax laws, and other federal, state and local tax and securities laws, can exercise an Option or a portion thereof without making a direct payment of the option price to the Company; provided, however, that these cashless exercise procedures shall not apply to Incentive Stock Options which are outstanding on the date the Company establishes such procedures unless the application of such procedures to such Options is permitted pursuant to the Code and the regulations thereunder without affecting the Options' qualification under Code Section 422 as Incentive Stock Options. If the Company so elects to establish a cashless exercise program, the Company shall determine, in its sole discretion, and from time to time, such administrative procedures and policies as it deems appropriate and such procedures and policies shall be binding on any Employee wishing to utilize the cashless exercise program.

     10.  Rights of Option Holder.  The holder of an Option shall not have any
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of the rights of a shareholder with respect to the Shares subject to purchase or receipt under his Option, except to the extent that one or more certificates for such Shares shall be delivered to him upon the due exercise of the Option.

     11.  Nontransferability of Options.    An Option shall not be transferable,
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other than: (a) by will or the laws of descent and distribution, and an Option may be exercised, during the lifetime of the holder of the Option, only by the holder or in the event of death, the holder's Successor, or in the event of disability, the holder's personal representative, or (b) pursuant to a qualified domestic relation order, as defined in the Code of the Employee Retirement Income Security Act (ERISA) or the rules thereunder; provided, however, that an Incentive Stock Option may not be transferred pursuant to a qualified domestic relations order unless such transfer is otherwise permitted pursuant to the Code and the

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regulations thereunder without affecting the Option's qualification under Code
Section 422 as an Incentive Stock Option.

     12.  Adjustments Upon Changes in Capitalization.  In the event of changes
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in all of the outstanding Shares by reason of stock dividends, stock splits, recapitalization, mergers, consolidations, combinations, or exchanges of shares, separations, reorganizations or liquidations, or similar events, or in the event of extraordinary cash or non-cash dividends being declared with respect to the Shares, or similar transactions or events, the number and class of Shares available under the Plan in the aggregate, the number and class of Shares subject to Options theretofore granted, applicable purchase prices and all other applicable provisions, shall, subject to the provisions of the Plan, be equitably adjusted by the Board, or the Committee if one has been appointed (which adjustment may, but need not, include payment to the holder of an Option, in cash or in shares, in an amount equal to the difference between the price at which such Option may be exercised and the then current Fair Market Value of the Shares subject to such Option as equitably determined by the Board or the Committee, as the case may be). The foregoing adjustment and the manner of application of the foregoing provisions shall be determined by the Board or Committee, as the case may be, in its sole discretion. Any such adjustment may provide for the elimination of any fractional share which might otherwise become subject to an Option.

     13.  Unusual Corporate Events.  Notwithstanding anything to the contrary,
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in the case of an unusual corporate event such as a liquidation, merger, reorganization (other than a reorganization as defined by Section 368 (a)(1)(F) of the Code), or other business combination, acquisition or change in the control of the Company through a tender offer or otherwise, the Board may, in its sole discretion, determine, on a case by case basis, that each Option granted under the Plan shall terminate ninety (90) days after the occurrence of such unusual corporate event, but, in the event of any such termination, an Option holder shall have the right, commencing at least five (5) days prior to such unusual corporate

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event, subject to any limitations on the exercise of the Option in effect on the date of exercise, to immediately exercise the Option in full, without regard to any vesting limitations, to the extent it shall have not been previously exercised.

     14.  Forms of Options.  Nothing contained in the Plan nor any
          ----------------
resolution adopted or to be adopted by the Board or by the shareholders of the Company shall constitute the granting of any Option. An Option shall be granted hereunder only by action taken by the Board, or Committee if one has been appointed, in granting an Option. Whenever the Board or the Committee, as the case may be, shall designate an Employee for the receipt of an Option, the President of the Company, or such other person as the Board or the Committee, as the case may be, shall designate, shall forthwith send notice thereof to the Employee, in such form as the Board or Committee, as the case may be, shall approve, stating the number of Shares subject to the Option, its Term, and the other terms and conditions thereof. The notice shall be accompanied by a written Option Agreement in such form as may from time to time hereafter be approved by the Board or the Committee, as the case may be, which shall have been duly executed by or on behalf of the Company. If the surrender of previously issued Options is made a condition of the grant, the notice shall set forth the pertinent details of such condition. Execution by the Employee to whom such Option is granted of said Option Agreement in accordance with the provisions set forth in this Plan shall be a condition precedent to the exercise or grant of any Option.

     15.  Taxes.
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     15.1 Right to Withhold Required Taxes.  The Company shall have the right to
          --------------------------------
require a person entitled to receive Shares pursuant to the exercise of an Option under the Plan to pay the Company the amount of any taxes which the Company is or will be required to withhold with respect to such Shares before the certificate for such Shares is delivered pursuant to the Option.
Furthermore, the Company may elect to deduct such taxes from any other

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amounts then payable in cash or in shares or from any other amounts payable any time thereafter to the Employee. If the Employee disposes of Shares acquired pursuant to an Incentive Stock Option in any transaction considered to be a disqualifying transaction under Section 421 and 422 of the Code, the Employee shall notify the Company of such transfer and the Company shall have the right to deduct any taxes required by law to be withheld from any amounts otherwise payable then or at any time thereafter to the Employee.

     15.2 Employee Election to Withhold Shares.  Subject to Board approval, or
          ------------------------------------
Committee approval if one has been appointed, an Employee may elect to satisfy his tax liability with respect to the exercise of an Option by having the Company withhold Shares otherwise issuable upon exercise of the Option; provided, however, that if a Employee is subject to Section 16(b) of the Exchange Act, such election must satisfy the requirements of Rule 16b-3.

     16.  Termination of the Plan.  The Plan shall terminate ten (10) years from
          -----------------------
the date hereof, and an Option shall not be granted under the Plan after that date although the terms of any Options may be amended at any date prior to the end of its Term in accordance with the Plan. Any Options outstanding at the time of termination of the Plan shall continue in full force and effect according to the terms and conditions of the Option and this Plan.

     17.  Amendment of the Plan.  The Plan may be amended at any time and from
          ---------------------
time to time by the Board, but no amendment without the approval of the shareholders of the Company shall be made if shareholder approval under Section 422 of the Code (or any successor provision) or Rule 16b-3 or Code Section 162(m) (if the Company is subject to the Exchange Act at the time of such amendment) would be required. Notwithstanding the discretionary authority granted to the Board, or the Committee if one has been appointed, in Section 4 of the Plan, no amendment of the Plan or any Option granted under the Plan shall impair any of the rights of any holder, without such holder's consent, under any Option theretofore granted under the Plan.

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     18.  Delivery of Shares on Exercise.  Delivery of certificates for Shares
          ------------------------------
pursuant to the exercise of an Option may be postponed by the Company for such period as may be required for it with reasonable diligence to comply with any applicable requirements of any federal, state or local law or regulation or any administrative or quasi-administrative requirement applicable to the sale, issuance, distribution or delivery of such Shares. The Board, or the Committee if one has been appointed, may, in its sole discretion, require an Employee to furnish the Company with appropriate representations and a written investment letter prior to the exercise of an Option or the delivery of any Shares pursuant to an Option.

     19.  Fees and Costs.  The Company shall pay all original issue taxes on the
          --------------
grant or exercise of any Option granted under the Plan and all other fees and expenses necessarily incurred by the Company in connection therewith.

     20.  Effectiveness of the Plan.  The Plan shall become effective when
          -------------------------
approved by the Board. The Plan shall thereafter be submitted to the Company's shareholders for approval and unless the Plan is approved either (i) by the affirmative votes of the holders of shares having a majority of the voting power of all shares represented at a meeting duly held in accordance with Ohio law within twelve (12) months after being approved by the Board or (ii) by a unanimous written consent in accordance with Ohio law within twelve (12) months after being approved by the Board, the Plan and all Options made under it shall be void and of no force and effect.

     21.  Other Provisions.  As used in the Plan, and in Option Agreements and
          ----------------
other documents prepared in implementation of the Plan, references to the masculine pronoun shall be deemed to refer to the feminine or neuter, and references in the singular or the plural shall refer to the plural or the singular, as the identity of the person or persons or entity or entities being referred to may require. The captions used in the Plan and in such Option Agreements and other documents prepared in implementation of the

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Plan are for convenience only and shall not affect the meaning of any provision hereof or thereof.

     22.  Ohio Law to Govern.  This Plan shall be governed by and construed in
          ------------------
accordance with the laws of the State of Ohio.





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